Exhibit 32.1
Certification
Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his or her capacity as an officer of Chemical Financial Corporation (the “Company”) that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated:	October 31, 2013	/s/ David B. Ramaker
David B. Ramaker Chairman of the Board, Chief Executive Officer and President

Dated:	October 31, 2013	/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer
A signed original of this written statement required by Section 906 has been provided to Chemical Financial Corporation and will be retained by Chemical Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.